Exhibit 10.8

AMENDMENT

TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of May 19, 2017 by Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”), and Jennifer Vecchio (“Executive”).

WITNESSETH

WHEREAS, the Company and Executive entered into that certain Amended and Restated Employment Agreement, dated as July 28, 2015 (the “Employment Agreement”); and

WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The last sentence of Section 3(b) of the Employment Agreement is amended in its entirety to read as follows:

“Except as otherwise provided in Section 4(b)(i), bonuses under any bonus plan

(including, without limitation, the Company’s Management Bonus Plan) are forfeited and not payable in the event that Executive is not employed by the Company on the payment date of any such bonus.”

2.	Section 4(b)(i) of the Employment Agreement is amended in its entirety to read as follows:

“(i)(A) by resolution of the Board (other than for Cause) or by Executive resigning for Good Reason or (B) if the Employment Period expires on the Expiration Date, Executive shall be entitled to receive (1) all previously earned and accrued but unpaid Base Salary and vacation and unpaid business expenses up to the date of such termination or the Expiration Date, as applicable, (2) any unpaid bonus earned by Executive for the fiscal year prior to the Termination Year or the Expiration Year, as applicable, but then unpaid, (3) the pro rata portion of Executive’s Target Bonus (pursuant to Section 3(b) hereof) during the Termination Year or the Expiration Year, as applicable, to the extent targets thereunder are achieved for such year, after such termination or expiration, pro rated based on the number of days of the Termination Year or the Expiration Year, as applicable, prior to the date of termination or the Expiration Date, as applicable, which payment shall be made when the bonus payments for such Termination Year or the Expiration Year, as applicable, are otherwise due, (4) severance pay in the full amount of Base Salary at the time of termination or expiration from the date of termination or the Expiration Date, as applicable, through the period ending on the first anniversary of the date of termination or the Expiration Date, as applicable, and (5) full continuation of Executive’s medical, dental and vision insurance benefits during the one year severance period (but only to the extent such medical, dental and vision insurance benefits were previously elected by Executive and in effect immediately prior to the date of termination of the Employment Period or Expiration Date, as applicable; to the extent any of those benefits cannot be provided by the Company during the one year severance period, the Company will provide Executive with a sum of money calculated to permit Executive to obtain the same benefits individually, grossed up for tax purposes so that Executive remains whole).”

3.

Except as specifically set forth herein, the Employment Agreement and all of its terms and conditions remain in full force and effect, and the Employment Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Employment Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Employment Agreement as amended by this Amendment.

4.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

5.

This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.

6.

This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BURLINGTON COAT FACTORY

WAREHOUSE CORPORATION

By: /s/ Joyce Manning Magrini

Name: Joyce Manning Magrini

Title: Executive Vice President – Human Resources

EXECUTIVE

By:/s/ Jennifer Vecchio

Jennifer Vecchio